Exhibit 10.4

RESTATEMENT OF EXACTTARGET, INC.

NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

ExactTarget, Inc. (“Company”) hereby amends and restates in its entirety the ExactTarget, Inc. Non-Employee Directors Restricted Stock Plan, formerly known as the “ExactTarget, Inc. Independent Directors Restricted Stock Plan” (“Plan”), effective January 1, 2012.

ARTICLE I

APPROVAL AND PURPOSE

Section 1.01. Restatement. The Compensation Committee of the Company’s Board of Directors (“Committee”) adopted the Plan, effective January 1, 2009, as part of the ExactTarget, Inc. 2008 Equity Incentive Plan (“Equity Incentive Plan”), it later restated the Plan, effective January 1, 2010, and amended the Plan on May 27, 2010. By this document, the Committee restates the Plan, effective January 1, 2012. This restatement shall not affect the any Shares of Restricted Stock granted pursuant to the terms of the Plan before January 1, 2012.

Section 1.02. Purpose of Plan. The Plan is designed to promote the interests of the Company and its shareholders by providing an additional means of attracting and retaining non-employee directors and aligning the interests of those directors more closely with those of the Company’s shareholders by providing for the automatic grant of shares of Restricted Stock to such directors.

Section 1.03. Relationship to Equity Incentive Plan. The Committee has adopted the Plan as part of the Equity Incentive Plan, and it shall be subject to the remaining provisions of the Equity Incentive Plan to the same extent as if fully set out herein.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. When capitalized in this Plan, terms shall have the meaning specified in the Equity Incentive Plan, unless a different definition is provided below, in which case the definition provided below shall apply:

(a) “Annual Grant Number” means, with respect to a grant made pursuant to the Plan during a calendar year, a number of whole Shares of Restricted Stock determined by dividing $135,000 ($145,000, in the case of the lead director) by the Fair Market Value of a Share on the Grant Date.

(b) “Director” means a member of the Company’s board of directors.

(c) “Equity Incentive Plan” means the ExactTarget, Inc. 2008 Equity Incentive Plan, as amended from time to time.

(d) “Grant Date” means the effective date of a grant pursuant to Section 4.01 or 4.02.

(e) “Non-Employee Director” means a Director who is not an Employee.

(f) “Plan” means the ExactTarget, Inc. Non-Employee Directors Restricted Stock Plan, as amended from time to time.

(g) “Restricted Stock Agreement” means an agreement between the Company and a Participant setting out the terms and conditions applicable to a grant of Restricted Stock hereunder.

(h) “VC Director” means a Non-Employee Director who is a designated representative of a venture capital investor in the Company.

ARTICLE III

ELIGIBILITY

Each Non-Employee Director shall automatically become a Participant upon becoming a Non-Employee Director.

ARTICLE IV

RESTRICTED STOCK AWARDS

Section 4.01. Automatic Annual Grants.

(a) Effective March 1, 2012, each Non-Employee Director on such date other than a VC Director shall receive an award of a number of Shares of Restricted Stock equal to the Annual Grant Number, which Shares shall be subject to the restrictions set out in, and shall be contingent on the Non-Employee Director signing, a Restricted Stock Agreement acceptable to the Committee. Except as otherwise specified in the Restricted Stock Agreement or the Equity Incentive Plan, a Participant’s interest in the Shares granted pursuant to this Subsection shall become vested on January 1, 2013, provided that the Participant is a Non-Employee Director on such date. The Committee may, in its discretion, lengthen, shorten, or eliminate such vesting period.

(b) Effective April 2, 2012, each VC Director on such date shall receive an award of a number of Shares of Restricted Stock equal to the Annual Grant Number, which Shares shall be subject to the restrictions set out in, and shall be contingent on the VC Director signing, a Restricted Stock Agreement acceptable to the Committee. Except as otherwise specified in the Restricted Stock Agreement or the Equity Incentive Plan, a Participant’s interest in the Shares granted pursuant to this Subsection shall become vested on January 1, 2013, provided that the Participant is a Non-Employee Director on such date. The Committee may, in its discretion, lengthen, shorten, or eliminate such vesting period.

(c) Effective January 1, 2013, and each January 1 thereafter while the Plan is in effect, each Non-Employee Director on such date shall receive an award of a number of Shares of Restricted Stock equal to the Annual Grant Number, which Shares shall be subject to the restrictions set out in, and shall be contingent on the Non-Employee Director signing, a Restricted Stock Agreement acceptable to the Committee. Except as otherwise specified in the Restricted Stock Agreement or the Equity Incentive Plan, a Participant’s interest in the Shares granted pursuant to this Subsection shall become vested on the first anniversary of the Grant Date, provided that the Participant is a Non-Employee Director on such date. The Committee may, in its discretion, lengthen, shorten, or eliminate such vesting period.

Section 4.02. Automatic Grants to New Directors. If a Non-Employee Director first becomes a Director after March 1, 2012, and the Plan is then in effect, as of such date the Director shall receive an award of a number of Shares of Restricted Stock equal to the Annual Grant Number, which Shares shall be subject to the restrictions set out in, and shall be contingent on the Non-Employee Director signing, a Restricted Stock Agreement acceptable to the Committee. Except as otherwise specified in the Restricted Stock Agreement or the Equity Incentive Plan, a Participant’s interest in the Shares granted pursuant to this Section shall become vested on the first anniversary of the Grant Date, provided that the Participant is a Non-Employee on such date. The Committee may, in its discretion, lengthen, shorten, or eliminate such vesting period.

ARTICLE V

AMENDMENT AND/OR TERMINATION OF THE PLAN

Subject to any restrictions set out in the Equity Incentive Plan, the Committee may amend and/or terminate the Plan at any time. In addition, the Plan shall terminate automatically upon termination of the Equity Incentive Plan.

The foregoing sets out the terms of the ExactTarget, Inc. Non-Employee Directors Restricted Stock Plan, as amended and restated by the Compensation Committee of the Board of Directors, effective January 1, 2012.